UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KOL Talking Points and Q&A

Talking Points

Introduction / What We Announced

•	Thank you for taking the time to speak with me.

•	We recently announced some important news about the future of Ventyx. We have agreed to be acquired by Eli Lilly.

•	This transaction is an exciting step for our company and one that will accelerate our ability to treat even more patients in need.

Why Eli Lilly

•	This transaction is a landmark achievement for Ventyx, and we are confident we’ve found the right partner in Lilly.

•	Lilly is one of the largest pharmaceutical companies in the world with a proven track record of successfully bringing a wide array of breakthrough therapies to market.

•	Importantly, Lilly has great respect for what we’ve built and the mission we are working to advance every day.

•

As one company, we expect that their infrastructure, resources, and expertise will enable us to realize the full potential of our pipeline and make a meaningful difference in the lives of patients with autoimmune, inflammatory, and neurodegenerative diseases.

What this Means for You / Next Steps

•	In terms of next steps, we expect this transaction to be completed in the first half of 2026, subject to satisfaction of customary closing conditions.

•	Until then, we will continue to operate as an independent company.

•	It will remain business as usual – including in how we work with you.

•	You are an important partner of ours, and we will keep you informed of any important updates as we move through the process of completing this transaction.

•	We appreciate your partnership and continued support as we enter this exciting new chapter.

Q&A

1.	What was announced?

•	We have agreed to be acquired by Eli Lilly.

•	This combination is an exciting step for our company and one that will accelerate our ability to treat even more patients in need.

•	We expect this transaction to be completed in the first half of 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and approval by Ventyx stockholders.

2.	Why Lilly?

•	Lilly is one of the largest pharmaceutical companies in the world with a proven track record of successfully bringing a wide array of breakthrough therapies to market.

•

By joining forces, we expect that their infrastructure, resources, and expertise will enable us to realize the full potential of our pipeline and make a meaningful difference in the lives of patients with autoimmune, inflammatory, and neurodegenerative diseases.

3.	What does this mean for me? Are there any changes to how we work together?

•	We expect the transaction to be completed in the first half of 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and approval by Ventyx stockholders.

•	Until then, we will continue to operate as an independent company, and it will remain business as usual – including in how we partner with you.

•	Importantly, Lilly has great respect for what we’ve built and the mission we are working to advance every day. We look forward to building on the work underway on the path ahead.

4.	Will there be any changes to the current portfolio, including clinical trials or development activities?

•	Until the transaction closes, which we expect to happen in the first half of 2026, there is no change in how we operate.

•	We will work closely with Lilly to determine how we will bring our companies together.

•	There are many decisions that need to be made, and we will provide updates as we move forward.

5.	What does this transaction mean for how you operate?

•	Until the transaction closes, Lilly and Ventyx will continue to operate as separate, independent companies, and it remains business as usual.

6.	Who can I contact for additional information?

•	Please feel free to reach out to [me / your normal company contact] with any further questions you may have.

Additional Information and Where to Find It

Ventyx Biosciences, Inc. (the “Company”) plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to the proposed acquisition of the Company by Eli Lilly and Company (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Merger will also be available, free of charge, at the Company’s investor relations website (https://ir.ventyxbio.com), or by writing to Ventyx Biosciences, Inc., Attention: Investor Relations, 12790 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 23, 2025, including the sections captioned “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025, and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Note Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; and expectations following the closing of the Merger. All statements, other than statements of historical facts, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that the Company’s stockholders may not approve the adoption of the Merger Agreement; the Company’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on the Company’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; the successful integration of the Company and execution on the continued development of the Company’s programs following the closing of the Merger; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in the Company’s plans and operations attributable to the Merger; changes in the Company’s business during the period between announcement and closing of the Merger; the effects of the Merger (or the announcement thereof) on the Company’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the SEC and in other filings that the Company makes with the SEC in the future. There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to the Company as of the date of this communication and should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. The Company expressly disclaims any obligation to publicly update or revise the forward-looking statements, except as required by law.